SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 22, 2010

BioTime, Inc.
(Exact name of registrant as specified in its charter)

California	1-12830	94-3127919
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1301 Harbor Bay Parkway, Suite 100
Alameda, California 94502
(Address of principal executive offices)

(510) 521-3390
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Statements made in this Report that are not historical facts may constitute forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those discussed.  Such risks and uncertainties include but are not limited to those discussed in this report and in BioTime's other reports filed with the Securities and Exchange Commission. Words such as “expects,” “may,” “will,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” and similar expressions identify forward-looking statements.

Section 8 – Other Events

Item 8.01 – Other Events

On November 1, 2010 our subsidiary Embryome Sciences, Inc. will add 12 new human embryonic progenitor cell lines to its product line for research use. The 12 new cell lines are designated B28, EN23, Z3, EN5, RASMO19, EN27, T42, SK47, SM2, SK46, T44, and SK44, and were produced from embryonic stem cells using Embryome Sciences’ ACTCellerateTM technology.

In addition to offering these new progenitor cell lines, we will also simultaneously launch corresponding cell culture media and differentiation kits.  Information about the products will be available online at www.embryome.com/products.htm beginning November 1, 2010.

New data has been obtained on three of Embryome Sciences’ previously announced progenitor cell lines.  Cell line SK17 has the potential to differentiate into cells that express renin and smooth muscle cell-related genes characteristic of the juxtaglomerular apparatus of the kidney.  Cell line Z2, when differentiated using a proprietary protocol, expresses relatively high levels of the bone growth factor genes BMP2 and BMP7 (also known as osteogenic protein-1 (OP-1).  Cell line J16 expresses preadipocyte markers of interest to researchers in cosmetic dermatology and type II diabetes.

Human embryonic progenitor cells are intermediate in the developmental process between embryonic stem cells and fully differentiated cells.  The cells may possess the ability to become a wide array of cell types with potential applications in research, drug discovery, and potential novel regenerative stem cell therapies.  The cells are relatively easy to manufacture on a large scale and in a purified state, which may make it advantageous to work with these cells compared to the direct use of human embryonic stem cells.

On October 22, 2010, we announced for the first time our PureStemTM technology with which we plan to expand our product offerings in calendar year 2011.  Our PureStemTM technology utilizes the expression of exogenous transcriptional regulators that control the differentiation of human embryonic stem cells and induced plutipotent stem cells, and may potentially provide many of the human cell types needed in regenerative medicine.  We are seeking patent protection for the PureStemTM technology.

Section 9-Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description
99.1	Press release dated October 22, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOTIME, INC.

Date:	October 22, 2010	By:	/s/ Robert W. Peabody
Senior Vice President, Chief Operating
Officer and Chief Financial Officer

Exhibit Number	Description
99.1	Press release dated October 22, 2010

3